UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) As previously disclosed, Mr. Paul J. Craney, an Executive Vice President of Arch Chemicals, Inc. (the “Company”), ceased to be an officer of the Company on June 30, 2007.

(e) In connection with Mr. Craney’s departure, the Compensation Committee of the Company’s Board of Directors has, effective June 29, 2007, granted discretion to the Company’s Chief Executive Officer to pay Mr. Craney a prorated bonus for 2007. Mr. Craney’s bonus will be prorated by 50%, which represents the fact that Mr. Craney was employed for six months during 2007. The original total targeted amount of his 2007 bonus was $295,000 (assuming 100% payout). Under the Company’s bonus plan, Mr. Craney’s bonus is partly based on the Company’s achieving financial targets for 2007 and partly based on Mr. Craney’s achieving his personal goals for 2007. The bonus will be determined in early 2008 when amounts under the 2007 annual bonus plan are computed using 2007 financial results. The bonus payment, if made, is in addition to the severance and other benefits Mr. Craney will be receiving under his Executive Agreement following his departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2007

ARCH CHEMICALS, INC.

By:	/s/ Sarah A. O'Connor
Name: Sarah A. O'Connor
Title: Vice President, General Counsel and Secretary